Exhibit 99.2
April 28, 2010
Nobao Renewable Energy Holdings Limited
Building 4, No. 150 Yonghe Road
Shanghai, 200072
People’s Republic of China
Ladies and Gentlemen:
Pursuant to Rule 438 under the Securities Act of 1933, as amended, I hereby consent to the reference of my name as a director of Nobao Renewable Energy Holdings Limited (the “Company”) effective immediately upon the effectiveness of the registration statement of the Company’s ordinary shares in the form of American depositary shares.
Sincerely yours,
/s/ David J. Schramm
Name: David J. Schramm